EXHIBIT 4.1


     [LOGO]  CAPELOGIC INCORPORATED
             Providing Technology Solutions for Financial Services

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                                         1 Windhaven Court, Monroe Twp, NJ 08831
                                  Telephone: (609) 448-7930  Fax: (973) 206-9430
                                                         Web:  www.capelogic.com


                                October 17, 2014



Advisors Asset Management, Inc.
8100 E 22nd Street N., Bldg 800 Suite 102
Wichita, KS  67226



     Re:                 Advisors Disciplined Trust 1310
           Enhanced Equity Income Portfolio - 15 Month, Series 2014-4Q
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Gentlemen:

We have examined the Registration Statement File No. 333-196791 for the referenced Trust and acknowledge that Capelogic, Inc. is currently acting as the independent pricing agent for Advisors Disciplined Trust 1310. Subsequently, we hereby consent to the reference of Capelogic, Inc. as independent pricing agent.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,


/s/ SALMAN AHMAD
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Salman Ahmad
Treasurer